AGREEMENT OF MERGER

OF

BIOKEY ACQUISITION CORP.

AND

BIOKEY, INC.

This Agreement of Merger is entered into as of this 7th day of February, 2019, by and among BioKey, Inc., a California corporation (hereinafter "Biokey"), BioKey Acquisition Corp., a California corporation (hereinafter "Subsidiary") and American Brivision (Holding) Corporation, a Nevada corporation (hereinafter "Parent").

1A. Biokey is a California corporation organized on August 9, 2000 and has 7,418,134 shares of its capital Common Stock and 22,133,097 shares of its Preferred Stock outstanding.

1B. Subsidiary is a California corporation organized on January 30, 2018 and has 100 shares of its capital Common Stock outstanding, all of which are owned by Parent.

1C. Parent is a Nevada corporation organized February 6, 2002 and has 213,926,475 shares of its capital Common Stock outstanding.

2. Subsidiary shall be merged with and into Biokey.

3. Upon such merger, each share of Common Stock and Preferred Stock of BioKey issued and outstanding immediately prior to the Effective Date, other than any shares held by BioKey shareholders who perfect their rights as dissenting shareholders under California law, shall be converted (on an as-converted to Common Stock basis with respect to the Preferred Stock of BioKey) into the right to receive one (1) validly issued, fully paid and non-assessable shares of Parent Common Stock.

4. Upon such merger, each share of Common Stock of Subsidiary issued and outstanding immediately prior to the Effective Date shall be converted into one share of BioKey Common Stock.

5. Upon such merger, the articles of incorporation of Biokey will be amended and restated as set forth in Exhibit A hereto.

6. The conversion of shares as provided by this Agreement shall occur automatically upon the Effective Date without action by the holders thereof. Each holder of such shares thereupon shall surrender its share certificate or certificates to an Exchange Agent appointed by Parent and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares into which its shares theretofore represented by a certificate or certificates so surrendered shall have been converted as aforesaid.

7. Fractional shares shall not be issued and fractions shall be rounded to the next whole share.

8. Notwithstanding that the conversion of shares pursuant to this Agreement is automatic at the Effective Date of the merger without action on the part of the shareholder and that such automatic conversion is effective with respect to voting of shares, dividends shall not be paid on the converted shares until the surrender of certificates as provided in paragraph 7, but the amount of such dividends shall be set aside. Upon such surrender of the certificate or certificates, the dividends thus set aside shall be paid without interest.

9. Upon such merger, the separate existence of Subsidiary ceases and Biokey shall succeed, without other transfer, to all the rights and property of Subsidiary and shall be subject to all the debts and liabilities thereof in the same manner as if Biokey had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of Subsidiary shall be limited to the property affected thereby immediately prior to the time the merger is effective.

10. After the merger becomes effective, Subsidiary, through the persons who were its officers immediately prior to the merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to properties, assets and rights in Biokey.

11. The corporation parties to this Agreement are also parties to an Agreement and Plan of Merger dated as of January 31, 2018. The two agreements are intended to be construed together in order to effectuate their purposes.

12. This Agreement may be terminated and the proposed merger abandoned at any time prior to the effective date of the merger and whether before or after approval of this Agreement by the board of directors or shareholders of either corporation, as follows: (a) by mutual consent of the board of directors of the respective corporations; (b) by either corporation if in the opinion of its board of directors the consummation of this Agreement and the merger are not, for any reason, in the best interests of such corporation and its shareholders; or (c) upon termination of the Agreement and Plan of Merger.

13. The effective date of the merger (the "Effective Date") is February 8, 2019, or the date upon which a copy of this Agreement is filed with the Secretary of State of California, whichever is later.

[*Signature Page to Follow*]

IN WITNESS WHEREOF, the parties have executed this Agreement.

AMERICAN BRIVISION (HOLDING) CORPORATION

By: Howard Doong
Name: Howard Doong
Title: CEO

By: Eugene Jiang
Name: Eugene Jiang
Title: Secretary

BIOKEY ACQUISITION CORP.

By: Howard Doong
Name: Howard Doong
Title: CEO

By: Howard Doong
Name: Howard Doong
Title: Secretary

BIOKEY, INC.

By: ______________
Name: San-Laung Chow
Title: CEO

By: George J. Lee
Name: George J. Lee
Title: Secretary

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BIOKEY, INC.

ARTICLE I.

The name of this corporation is BioKey, Inc. (the "Company").

ARTICLE II.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III.

The Company is authorized to issue a single class of shares of stock, which shall be designated as common stock. The total number of shares of Common Stock that the Company is authorized to issue is 1000 shares.

ARTICLE IV.

Section 1. Limitation of Directors' Liability. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 2. Indemnification of Corporate Agents. The Company is authorized to provide indemnification of its agents (as such term is defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V by the shareholders of the Company shall not adversely affect any right or protection of an agent of the Company existing at the time of such repeal or modification.

OFFICERS' CERTIFICATE

OF

AGREEMENT OF MERGER

San-Laung Chow and George J. Lee certify that:

1. They are the president and the secretary, respectively, of BioKey, Inc., a California corporation.

2. The number of outstanding shares of each class of Company capital stock is 7,418,134 shares of Common Stock and 22,133,097 shares of Preferred Stock.

3. The principal terms of the agreement in the form attached were approved by the corporation by the vote of a number of shares of each class which equaled or exceeded the vote required.

4. The percentage vote required of each class is more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 2/14/2019

San-Laung Chow, President

George J. Lee, Secretary

OFFICERS' CERTIFICATE

OF

AGREEMENT OF MERGER

Howard Doong certifies that:

1. He is the president and the secretary of BioKey Acquisition Corp., a California corporation.

2. The corporation has only one class of shares and the total number of outstanding shares is 100.

3. The principal terms of the agreement in the form attached were approved by the corporation by the vote of a number of shares of each class which equaled or exceeded the vote required.

4. The shareholder approval was by holders of 100% of the outstanding shares of the corporation.

5. Equity securities of the corporation's parent corporation, American Brivision (Holding) Corporation, a Nevada corporation, are to be issued in the merger and no vote of the shareholders of the parent corporation was required.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 2/13/2019

Howard Doong

Howard Doong, President and Secretary